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                                                                      EXHIBIT 22




                            KINGFISHER BANCORP, INC.

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



                                                   NAME UNDER WHICH THE
             NAME                JURISDICTION      ENTITY DOES BUSINESS

 Kingfisher Bank and Trust Co.     Oklahoma    Kingfisher Bank and Trust Co.